                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant / /
    Filed by a Party other than the Registrant /X/

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.142-12

                           LAWTER INTERNATIONAL, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                              MERRILL CORPORATION
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
/ /  Fee   computed  on   table  below   per  Exchange   Act  Rules  14a-6(i)(4)
     and 0-11
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
* Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                                     [LOGO]

                           LAWTER INTERNATIONAL, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 24, 1995

TO THE STOCKHOLDERS:

    Notice is hereby given that the Annual Meeting of Stockholders of Lawter International, Inc., a Delaware corporation, will be held in the Auditorium on the seventh floor of the Terra Museum of American Art, 664 North Michigan Avenue, Chicago, Illinois on Monday, April 24, 1995, at 10:00 A.M., Chicago time, for the purpose of considering and taking action upon the following:

    1. The election of six directors of the Company to hold office until the Annual Meeting of Stockholders in 1996 or until their successors are elected and qualified.

    2. A proposal to approve an amendment to the 1992 Non-Qualified Stock Option Plan.

    3. A proposal to approve the 1995 Non-Qualified Stock Option Plan for Non-Employee Directors.

    4. Such other matters as may properly come before the meeting or any adjournment thereof.

    The Board of Directors has fixed the close of business on March 3, 1995, as the record date for said meeting, and only holders of Common Stock of the Company of record at that time will be entitled to notice of and to vote at said meeting or any adjournment thereof.

    The Annual Report of the Company for the year ended December 31, 1994, is enclosed herewith.

    By Order of the Board of Directors.

                                                        WILLIAM S. RUSSELL
                                                       SECRETARY

March 20, 1995

                                   IMPORTANT

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, MANAGEMENT URGES YOU TO DATE, SIGN AND MAIL THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED STAMPED ENVELOPE. YOU MAY REVOKE THE PROXY AT ANY TIME PRIOR TO ITS EXERCISE.

                           LAWTER INTERNATIONAL, INC.
                              990 SKOKIE BOULEVARD
                           NORTHBROOK, ILLINOIS 60062
                                PROXY STATEMENT

    This Proxy Statement and the accompanying Proxy card are being mailed to stockholders on March 20, 1995, in connection with the solicitation of proxies by the Board of Directors of Lawter International, Inc. (hereinafter referred to as the "Company") for use at the Annual Meeting of Stockholders of the Company to be held on April 24, 1995, pursuant to the accompanying notice.

    All proxies duly executed and returned will be voted. In the absence of specific instructions to the contrary, proxies received will be voted in accordance with the recommendations made herein with respect to the proposals described in this Proxy Statement. Any stockholder who submits a proxy for said meeting has the right to revoke it at any time prior to the voting thereof.

    Each stockholder is entitled to one vote for each share of Common Stock of the Company beneficially owned in his/her name at the close of business on March 3, 1995. As of said date, there were issued and outstanding 44,941,903 shares of Common Stock of the Company and a majority of such shares, present in person or represented by proxy, will constitute a quorum.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

PRINCIPAL HOLDERS OF COMMON STOCK

    The following persons are known by the Company to be the beneficial owners of more than 5% of the Company's outstanding Common Stock:

NAME AND ADDRESS OF                                          AMOUNT AND NATURE OF
BENEFICIAL OWNERS                                            BENEFICIAL OWNERSHIP   % OF CLASS
- -----------------------------------------------------------  --------------------  -------------
Daniel J. Terra............................................     12,114,688 shares         27.0%
990 Skokie Boulevard
Northbrook, Illinois 60062
James D. Terra.............................................      2,244,137 shares          5.0%
990 Skokie Boulevard
Northbrook, Illinois 60062

                             ELECTION OF DIRECTORS

    At the meeting, a full board of six directors is proposed to be elected. Each of such directors will hold office until the annual meeting of stockholders in 1996 or until the election and qualification of a successor. The Board of Directors has nominated William P. Clark, Arthur A. Hartman, Leonard P. Judy, Richard D. Nordman, Fred G. Steingraber and Daniel J. Terra for re-election to the Board. It is intended that all shares represented at the meeting by validly executed, unrevoked proxies solicited by the Board of Directors of the Company will be voted for the election as directors of the nominees named below, except as otherwise directed by stockholders in the accompanying form of proxy. Directors are elected by a plurality of the votes cast by the holders of the Common Stock of the Company at a meeting at which a quorum is present. "Plurality" means that the individuals who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. Consequently, any shares not voted (whether by abstention, broker non-votes or otherwise) have no impact in the election of directors except to the extent the failure to vote for an individual results in another individual receiving a larger number of votes.

    The names of the nominees of the Board of Directors, and certain information with respect to each, are as follows:

                                                                                                        YEAR FIRST
NAME, AGE, OCCUPATION                                                                                    ELECTED
AND BUSINESS EXPERIENCE                                                                                 A DIRECTOR
- ------------------------------------------------------------------------------------------------------  ----------
WILLIAM P. CLARK, 63..................................................................................     1985
  Chief  Executive Officer, Clark Company, private investments since 1985. He is a director of Pacific
  Telesis Corporation, Dulles Access Rapid Transit (DART) and Morrison-Knudson Corp.(1) (2)
ARTHUR A. HARTMAN, 68.................................................................................     1994
  Senior Consultant, APCO Associates,  Inc., international business consultants,  since 1989. He is  a director of ITT Hartford Insurance Group, Dreyfus Funds and First NIS Investment Fund.(1) (2)
LEONARD P. JUDY, 55...................................................................................     1993
  Private  investor, since August 1994.  Chairman of the Board  and Chief Executive Officer 1988-1994,
  Rust-Oleum Corporation, manufacturer and marketer of premium coatings. He is a director of Bank One,
  Chicago N.A., and Trustmark Insurance Co.(1) (2)
RICHARD D. NORDMAN, 48................................................................................     1982
  President and  Chief Operating  Officer of  the Company,  since 1986.  He is  a director  of  Kemper
  Corporation.
FRED G. STEINGRABER, 56...............................................................................     1993
  Chairman  of the Board and  Chief Executive Officer, since 1986,  and Chief Executive Officer, since
  1983, A.T.  Kearney,  Inc.,  international  management  consultants. He  is  a  director  of  Maytag
  Corporation,  Mercury  Finance  Company,  Southeastern  Thrift  and  Bank  Fund,  and  A.T. Kearney,
  Inc.(1) (2)
DANIEL J. TERRA, 83...................................................................................     1958
  Chairman of the Board and Chief Executive Officer of the Company, since 1958; Chairman of the Board,
  Mercury Finance Company, consumer finance/insurance, since 1989. He is a director of Mercury Finance
  Company.(2)

- ------------------------
(1)  Member of Audit Committee.
(2)  Member of Compensation Committee.

    The Board of Directors  of the Company held  five meetings during 1994.  The
Board has two committees, the Audit Committee and the Compensation Committee, which held two meetings each during 1994. All of the directors attended at least 75% of the aggregate of such Board and Committee meetings, except Mr. Judy. The Board does not have a nominating committee.

    The functions of the Audit Committee are to recommend to the Board of Directors the independent auditors to be selected for each year and to discuss with the auditors the scope of the annual audit, the result thereof, and the adequacy of the Company's accounting, financial and operating controls.

    The functions of the Compensation Committee are to review the performance and compensation of officers and to approve stock options granted to officers and other key employees.

    Each director and officer of the Company is required to report to the Securities and Exchange Commission, by a specified date, his or her transactions in the Common Stock of the Company. During 1994, all of the filing requirements were satisfied. In making this statement, the Company has relied on written representations of its directors and officers and copies of the reports that they have filed with the Securities and Exchange Commission.

    No authority under the enclosed proxy will be exercised to vote for any person as a director who is not included in the nominees named above, unless any of such nominees should become unable to serve, in which case it is intended that the proxy will be voted for a nominee or nominees who will be designated by the Board of Directors. The Board has no reason to believe that any of the above nominees will cease to be a candidate prior to the meeting.

                        SECURITY OWNERSHIP OF MANAGEMENT

    The following table sets forth certain information as of March 3, 1995 as to the beneficial ownership of the Company's outstanding Common Stock by the directors and named executive officers of the Company and by all current directors and executive officers of the Company as a group:

                                                               SHARES OF COMMON
                                                              STOCK BENEFICIALLY   % OF
NAME                                                               OWNED(2)        CLASS
- ------------------------------------------------------------  ------------------   -----
William P. Clark............................................       12,000           (1)
Arthur A. Hartman...........................................           --            --
John P. Jilek...............................................       82,441           (1)
Leonard P. Judy.............................................       19,000           (1)
Hermann Mueller.............................................       15,000           (1)
Richard D. Nordman..........................................      330,857           (1)
John P. O'Mahoney...........................................       42,229           (1)
Fred G. Steingraber.........................................       10,000           (1)
Daniel J. Terra.............................................   12,114,688(3)(4)    27.0%
All current directors and executive officers as a group.....   12,795,642          28.5%

- ------------------------
(1)  Less than 1%.
(2) The numbers and percentages of shares owned as shown in the table assume that currently unexercised stock options covering shares which were exercisable within 60 days of March 3, 1995 had been exercised as follows:
     Mr.  Clark -- 10,000; Mr. Jilek --  67,441; Mr. Judy -- 10,000; Mr. Mueller
     -- 15,000; Mr. Nordman -- 173,333; Mr. O'Mahoney -- 33,333; Mr. Steingraber -- 10,000; and all current directors and executive officers as a group -- 388,994. Such persons and the members of such group disclaim any beneficial ownership of the shares subject to such options.
(3) Does not include 877,152 shares beneficially owned by the Terra Foundation for the Arts, which shares were gifted to the Foundation by Mr. Terra and of which Mr. Terra is a Director and Chairman, and as to which beneficial ownership of such shares is disclaimed by Mr. Terra.
(4) Does not include 39,166 shares owned by Mr. Terra's wife in which Mr. Terra disclaims any beneficial interest.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

    The Compensation Committee was composed of Mr. Clark, Mr. Hartman (since February 15, 1994), Mr. Judy and Mr. Steingraber, the four independent, non-employee directors, and Mr. Terra, Chairman and Chief Executive Officer of the Company, at the time of the actions covered by this report. The Compensation Committee meets at least annually to discuss and determine compensation for executive officers. The Compensation Committee is solely responsible for determining the executive officers' salary and long-term compensation granted in the form of stock options.

    The Compensation Committee's executive compensation policies are designed to encourage superior performance and to provide levels of compensation that reward above-average corporate performance, recognize individual initiative and achievements, and assist the Company in attracting and retaining qualified executives.

    There are two elements to the Company's executive compensation: 1) Base Salary Compensation and 2) Stock Option Grants. Using the process described below, the Compensation Committee makes a subjective evaluation of the performance of each executive in establishing base salary and determining the amount, if any, of stock options to be granted to each executive.

BASE SALARY

    Base salary compensation is determined based on a subjective evaluation of the individual's potential impact on the Company, the skill and experience required for the job, the ongoing performance of the individual in the job and ongoing corporate performance. In evaluating corporate performance, the Compensation Committee considers various aspects of such performance, including earnings per share, sales, profits, return on equity, return on sales, and the Company's performance relative to both other companies in its industry and the general economy. The Compensation Committee also considers additional factors, as appropriate. The relative weights of corporate and individual performance may vary among individuals, and from year to year for the same individual.

    The Compensation Committee determined, effective January 1, 1994 (May 1, 1994 for Mr. O'Mahoney) to increase the salaries of the executive officers listed in the Summary Compensation Table ("Named Officers") by amounts ranging from 4% to 6%. This determination was based on the Compensation Committee's subjective evaluation of the factors identified above, giving particular attention, with respect to corporate performance (since their last increase), to the sales volume increases, earnings, return on equity and return on sales (each before the 1993 fourth quarter charges and foreign exchange effects) and the Company's implementation of its modernization program, and on the lack of any increase since January 1992 for Mr. Nordman and June 1992 for Mr. Jilek and Mr. Mueller. Mr. O'Mahoney's previous increase had been effective May 1, 1993.

STOCK OPTION GRANTS

    The Compensation Committee believes that stock options are very beneficial to aligning management's and shareholders' interest in the enhancement of shareholder value. In keeping with that philosophy, stock options are granted under the 1992 Non-Qualified Stock Option Plan to executive officers and other key employees of the Company based on a subjective evaluation of individual performance and corporate performance. In doing so, the Compensation Committee reviews the existing options held by each of the executive officers. The grant of stock options is intended to encourage ownership of the Company's Common Stock by officers and other key employees of the Company, to provide incentive for superior performance by such individuals, to attract and maintain employees of the highest caliber and, as a result, enhance shareholder value. Stock options are granted at the fair market value of the Company's Common Stock on the date of grant and will only have value if the Company's stock price increases.

    The Compensation Committee granted stock options to the Named Officers in 1994, based upon the process referred to above. The Compensation Committee, in making such evaluation, noted the increasing sales and earnings in 1994 and the strong return on equity and return on sales.

SECTION 162(M) OF THE INTERNAL REVENUE CODE

    The  Company's  Compensation Committee  has been  advised  of the  effect of
Section 162(m) of the Code, imposing a limitation on the deductibility for federal income tax purposes of compensation paid to certain executive officers. The Company believes its 1992 Non-Qualified Stock Option Plan qualifies as a "performance-based" compensation plan that would not be subject to such limitations. The other compensation currently paid to the Company's executive officers is not expected to exceed the limitation in Section 162(m).

CHIEF EXECUTIVE OFFICER

    Mr. Terra, the Chairman and Chief Executive Officer of the Company, founded the Company and continues to be a significant stockholder of the Company. Mr. Terra has been authorized to receive but has waived his annual salary from the Company since 1982. In addition, Mr. Terra does not receive grants of stock options under the Company's stock option plan. Accordingly, the Compensation Committee has not specifically evaluated Mr. Terra's performance against corporate performance during 1994. If Mr. Terra, in the future, decides not to waive his annual salary, the Compensation Committee will, at that time, evaluate Mr. Terra's performance against corporate performance.

Compensation Committee:    Daniel J. Terra, Chairman       Leonard P. Judy
                           William P. Clark                Fred G. Steingraber
                           Arthur A. Hartman

EXECUTIVE COMPENSATION

    The table below sets forth the annual, long term and other compensation for services in all capacities to the Company for the three years ended December 31, 1994 of those persons who were (1) the Chief Executive Officer and (2) the other four most highly compensated executive officers of the Company in 1994 (the Named Officers):

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG TERM
                                                                                   COMPENSATION
                                                                                 ----------------
                                                       ANNUAL COMPENSATION            AWARDS
                                                   ----------------------------  ----------------
                                                                      OTHER         SECURITIES
                                                                     ANNUAL         UNDERLYING         ALL OTHER
NAME AND PRINCIPAL POSITION               YEAR        SALARY      COMPENSATION   OPTIONS/SARS(#)   COMPENSATION (2)
- --------------------------------------  ---------  -------------  -------------  ----------------  -----------------
Daniel J. Terra.......................       1994  $       --(1)     $     --               --         $      --
  Chairman and Chief Executive               1993          --(1)           --               --                --
   Officer                                   1992          --(1)           --               --                --
Richard D. Nordman....................       1994     372,000              --          160,000            26,040
  President and Chief Operating              1993     354,000              --           40,000            24,780
   Officer                                   1992     354,000              --               --            24,780
John P. Jilek.........................       1994     152,000              --           80,000            10,640
  Vice President                             1993     145,000              --           20,000            10,150
                                             1992     139,583              --               --             9,771
Hermann Mueller.......................       1994     156,000              --           60,000            10,920
  Vice President                             1993     150,000              --           15,000            10,500
                                             1992     147,083              --               --            10,296
John P. O'Mahoney (4).................       1994     140,755          44,110(3)        80,000             9,853
  Vice President                             1993     126,947          39,303(3)        20,000             8,886

- ------------------------
(1) Mr. Terra was authorized to receive but waived cash compensation of $450,000 for each of the past three years.
(2) The total amounts shown in this column consist of Company contributions for the Growth Sharing Plan (the Company's defined contribution retirement plan).
(3) These amounts represent educational expenses, paid by the Company, for Mr. O'Mahoney's children who attend an English speaking international school as a result of being transferred from Ireland to Belgium.
(4)  Mr. O'Mahoney was elected an officer in April 1993.

COMPENSATION OF DIRECTORS

    Directors of the Company who are not officers were paid an annual fee of $11,000 plus $750 for each Board or Committee meeting attended in 1994.

    During 1994, the Board of Directors adopted an amendment to the 1992 Non-Qualified Stock Option Plan. At the time of the adoption of the amendment, Messrs. Clark, Judy and Steingraber each received a grant of options covering 10,000 shares and Mr. Hartman received a grant of an option covering 20,000 shares of Common Stock under the 1992 Plan at an exercise price of $12.25 per share. This amendment was approved by the stockholders at the April 28, 1994 Annual Meeting.

    On February 14, 1995, the Board of Directors adopted, subject to stockholder approval, the 1995 Non-Qualified Stock Option Plan for Non-Employee Directors. See "Proposal to Approve the 1995 Non-Qualified Stock Option Plan for Non-Employee Directors."

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee is composed of Mr. Clark, Mr. Hartman, Mr. Judy and Mr. Steingraber, the four independent, non-employee directors, and Mr. Terra, Chairman and Chief Executive Officer of the Company.

STOCK OPTIONS

    Options are granted to officers and other key employees under the Company's 1992 Non-Qualified Stock Option Plan which is administered by the Compensation Committee. Shown below is information with respect to the grant and exercise of options during 1994 and the unexercised options held as of December 31, 1994 by the Named Officers.

                           OPTION/SAR GRANTS IN 1994

                                                     INDIVIDUAL GRANTS                       POTENTIAL REALIZABLE
                                  --------------------------------------------------------     VALUE AT ASSUMED
                                    NUMBER OF      % OF TOTAL                               ANNUAL RATES OF STOCK
                                   SECURITIES    OPTIONS/ SARS    EXERCISE                  PRICE APPRECIATION FOR
                                   UNDERLYING      GRANTED TO        OR                        OPTION TERM (3)
                                  OPTIONS/SARS    EMPLOYEES IN   BASE PRICE    EXPIRATION   ----------------------
NAME                              GRANTED(#)(1)     1994(2)        ($/SH)         DATE        5%($)       10%($)
- --------------------------------  -------------  --------------  -----------  ------------  ----------  ----------
Richard D. Nordman..............       40,000          3.63%      $   12.25      2-15-2004  $  308,000  $  780,800
                                       40,000          3.63%          12.25      8-30-2004     308,000     780,800
                                       40,000          3.63%          12.00     11-15-2004     302,000     764,800
                                       40,000          3.63%          12.125    12-23-2004     305,000     773,000
John P. Jilek...................       20,000          1.82%          12.25      2-15-2004     154,000     390,400
                                       20,000          1.82%          12.25      8-30-2004     154,000     390,400
                                       20,000          1.82%          12.00     11-15-2004     151,000     382,400
                                       20,000          1.82%          12.125    12-23-2004     152,500     386,500
Hermann Mueller.................       15,000          1.36%          12.25      2-15-2004     115,500     292,800
                                       15,000          1.36%          12.25      8-30-2004     115,500     292,800
                                       15,000          1.36%          12.00     11-15-2004     113,250     286,800
                                       15,000          1.36%          12.125    12-23-2004     114,375     289,875
John P. O'Mahoney...............       20,000          1.82%          12.25      2-15-2004     154,000     390,400
                                       20,000          1.82%          12.25      8-30-2004     154,000     390,400
                                       20,000          1.82%          12.00     11-15-2004     151,000     382,400
                                       20,000          1.82%          12.125    12-23-2004     152,500     386,500

- ------------------------
(1) The option grants were non-qualified stock options. These options become exercisable two years after grant date. The respective grant dates were February 15, 1994, August 30, 1994, November 15, 1994 and December 23, 1994. If stockholders approve the amendment to the 1992 Non-Qualified Stock Option Plan--Proposal 2, the vesting period will be reduced from two years to one year.
(2) The percentages shown in the table are based on total options granted in 1994 of 1,101,500 shares of the Company's Common Stock.
(3) The potential realizable values shown in the table are based on assumed annual rates of stock price appreciation compounded annually. The actual value of the options will depend on the market value of the Company's Common Stock on the dates the options are exercised. No realization of value from the options is possible without an increase in the price of the Company's Common Stock, which would benefit all stockholders commensurately.

                       AGGREGATED OPTION/SAR EXERCISES IN
                      1994 AND YEAR END OPTION/SAR VALUES

                                                               NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                                    UNDERLYING                 IN-THE-MONEY
                                                             UNEXERCISED OPTIONS/SARS          OPTIONS/SARS
                                    SHARES                   AT DECEMBER 31, 1994(#)     AT DECEMBER 31, 1994 (1)
                                  ACQUIRED ON     VALUE     --------------------------  --------------------------
NAME                              EXERCISE(#)  REALIZED(1)  EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
- --------------------------------  -----------  -----------  -----------  -------------  -----------  -------------
Richard D. Nordman..............          --    $      --      133,000        200,000    $ 228,666     $   5,000
John P. Jilek...................       9,000       40,635       47,441        100,000      158,629         2,500
Hermann Mueller.................          --           --           --         75,000           --         1,875
John P. O'Mahoney...............          --           --       13,333        100,000       22,866         2,500

- ------------------------
(1) The amounts reported here represent the mathematical differences before taxes between the aggregate exercise price and the market value on the actual dates of exercise or December 31, 1994 (if unexercised) rather than any actual net gain. Such amounts do not take into consideration the cost of funds used for purchase or additional taxes.

INDEBTEDNESS OF MANAGEMENT

    Under the terms of the stock option plan, officers may borrow funds from the Company in order to exercise their stock options. Interest is charged on the loans at the Company's effective rate to borrow funds, adjusted quarterly. During 1994, the Company's weighted average interest rate on borrowed funds was 4.77%. The stock purchased is held as collateral by the Company. The loans are repayable within eighteen months. During 1994, Mr. Nordman had a maximum amount borrowed of $3,394,998, which was paid in full in 1994.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

    The Company has employment agreements with certain employees that are activated only on a change in control and, until then, these employees remain subject to termination at will. The terms of the employment agreement with each of Messrs. Hacker, Jilek, Mueller and Russell, provide that the agreement will become effective upon a "change in control" (defined as (i) an event that would be required to be reported as such pursuant to Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 or (ii) certain changes in membership of the Board of Directors). Providing the employee is still serving as such at the time of such a change in control, the agreement provides that the Company will continue to employ the employee for a period of two years after such change in control at a guaranteed minimum salary equal to the employee's salary at the time thereof. The agreement also provides that the employee may participate without discrimination in all of the Company's benefit plans available to its officers, prohibits the employee from disclosing confidential information during or after employment and prohibits the employee from working for a competitor of the Company during and for a period of eighteen months following the termination of employment. In the event that the location of the Company's office is changed by more than 25 miles or the employee's position and duties are changed following the agreement becoming effective upon a change in control, the employee may terminate the agreement, whereupon the employee's salary and benefits for the remainder of the term will become payable in a lump sum. In addition, if an excise tax is imposed pursuant to the applicable provisions of the Internal Revenue Code upon any payments to the employee by the Company, the agreement provides that the employee will be paid an additional amount calculated so as to provide the employee with the same compensation he would have received had no excise tax been imposed. The Company also entered into a comparable agreement with Mr. Nordman, except that this latter agreement is for a period of four years, and the Company has agreed to use its best efforts to cause Mr. Nordman to be elected a director of the Company throughout the agreement's term. The agreement with Mr. Nordman also provides that upon a change in control of the Company, Mr. Nordman may terminate his employment at any time not less than six months nor more than one year following such a change in control, in which event, Mr. Nordman's remaining salary also would become due and payable.

SHAREHOLDER RETURN PERFORMANCE GRAPH

    Shown below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the S&P Composite -- 500 Stock Index and a Specialty Chemicals Peer Group for the period of five years commencing January 1, 1990 and ending December 31, 1994, assuming the investment of $100 on January 1, 1990 and the full reinvestment of all dividends. The Specialty Chemicals Peer Group is composed of the following companies: Betz Laboratories, Inc., Cabot Corp., Chemed Corp., Ferro Corp., Grow Group, Inc., Guardsman Products, Inc., Intersystems, Inc/DE, Lawter International, Inc., Learonal, Inc., Loctite Corp., Morton International, Inc., Nalco Chemical Co., Pengo Industries, Inc., PPG Industries, Inc., Pratt & Lambert, Inc., Sherwin-Williams Co., Specialty Chemical Res., Univar Corp. and Valspar Corp.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
  AMONG LAWTER INTERNATIONAL, INC., S&P 500 INDEX & SPECIALTY CHEMICALS INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHICS

                                                                   1989       1990       1991       1992       1993       1994
                                                                 ---------  ---------  ---------  ---------  ---------  ---------
Lawter International, Inc......................................      100.0      121.2      200.4      214.2      214.5      197.5
S&P 500........................................................      100.0       96.9      126.4      136.1      149.8      151.7
Speciality Chemicals Peer Group................................      100.0      111.8      150.0      168.2      196.2      194.3

                    PROPOSAL TO APPROVE AN AMENDMENT TO THE
               1992 NON-QUALIFIED STOCK OPTION PLAN -- PROPOSAL 2

    On February 14, 1995, the Board of Directors of the Company adopted an amendment (the "Amendment") to the Lawter International, Inc. 1992 Non-Qualified Stock Option Plan (the "Plan"). The Amendment would reduce the minimum vesting period for options received under the Plan (including outstanding options) from two years to one year. The Amendment was adopted, subject to stockholder approval. A description of the Plan, as proposed to be amended, is set forth below.

    The purpose of the Plan is to encourage ownership of Common Stock of the Company by key employees of the Company and its subsidiaries and to provide incentive for superior performance by such persons. The

Board of Directors is of the opinion that the Plan advances the interests of the Company, its subsidiaries and stockholders of the Company, by enhancing the ability of the Company to attract and retain employees of the highest caliber. The principal features of the Plan are summarized below.

    The Plan is administered by a committee (the "Committee") of the Board of Directors of the Company. Except for grants of options under the provisions of the Plan providing for fixed grants to non-employee directors (which provisions are proposed to be amended in connection with the adoption of the 1995 Non-Qualified Stock Option Plan for Non-Employee Directors (the "Directors Plan") as described under "Proposal to Approve the 1995 Non-Qualified Stock Option Plan for Non-Employee Directors"), and options to be received under the Directors Plan if such plan is approved by stockholders, no member of the Committee is eligible to participate in the Plan or any other stock option, stock purchase or stock participation plan of the Company. The Committee designates the employees, including officers and directors who are employees of the Company, to receive options and determines the number of shares to be optioned to each and such other provisions of the options as it may deem necessary or desirable, subject to the limitations contained in the Plan. In addition, the Plan currently provides that each non-employee director elected on or after February 15, 1994 will receive a one-time grant of an option for 20,000 shares of Common Stock at 100% of the then fair market value of such stock. If the Directors Plan is approved by stockholders, the Plan will be amended to delete the provision providing for options to be granted to non-employee directors.

    A maximum of 2,500,000 shares of Common Stock may be issued pursuant to options granted under the Plan at a per share price of not less than 100% of the fair market value thereof on the date options are granted. Appropriate adjustments in the number of shares available for issuance or subject to outstanding options under the Plan and in the purchase price for which such options may be exercised shall be made to give effect to any stock split, stock dividend, recapitalization, reclassification of shares or similar change in the capital structure of the Company. Notwithstanding the foregoing, no options may be granted under the Plan to any employee who owns, at the time the option is granted, Common Stock representing more than 10% of the voting power of all classes of stock of the Company, unless the option price per share is at least 110% of the fair market value of the optioned shares at the time the option is granted.

    Options granted under the Plan shall be exercisable in whole or in part after the expiration of one year following the date of grant or upon the lapse of such additional period of time as the Committee shall determine, provided that no option granted under the Plan shall be exercisable after the expiration of ten years from the date of grant. The duration of the option may be reduced only upon termination of employment by the Company or the death of the optionee. Options shall not be transferable other than by will or the laws of descent and distribution. Upon the death of an optionee while in the employ of the Company, his or her options shall be exercisable only within a period of six months following death and then only by the person or persons to whom the deceased optionee's rights have passed by will or the laws of descent and distribution and if and to the extent that the optionee was entitled to exercise the option at the date of death.

    Options granted under the Plan shall be exercisable by the payment of the exercise price in cash, and loans may be provided by the Company to optionees at the discretion of the Committee for the purpose of financing the options and the payment of related expenses and taxes, subject to the terms and conditions as the Committee shall determine.

    Under present Federal income tax laws and regulations, the granting of an option will not result in Federal income tax consequences to either the Company or the recipient. However, upon exercise of the option, a participant will recognize ordinary income measured by the excess of the then fair market value of the shares acquired upon exercise of the option over the option price.

    The amount of income recognized by the participant will be deductible by the Company in the taxable year in which ordinary income is recognized by the employee, if the applicable withholding requirements are met.

    The participant's basis in the stock acquired will be the option price plus any amount includable in the employee's gross income. If the employee retains the shares for the requisite holding period prescribed by the Internal Revenue Code, the gain or loss upon a subsequent sale or exchange will be long-term capital gain or loss. Currently, the requisite holding period is more than one year. This holding period will generally commence on the date of the exercise of the option. For purposes of determining gain or loss realized upon a subsequent sale or exchange, the participant's tax basis will be equal to the sum of the option price paid and the amount of ordinary income recognized on the date of exercise.

    The Plan may be suspended, discontinued or amended by the Board of Directors of the Company although certain amendments are subject to stockholder approval. The Plan will terminate under the terms thereof on February 18, 2002, if not sooner terminated by the Board of Directors.

    As of March 3, 1995, the Company had options outstanding under the Plan for an aggregate of 1,429,300 shares of Common Stock at an average exercise price of $12.28 per share. The fair market value of the Common Stock on February 14, 1995 was $12.125. The following table sets forth certain information with respect to such options held by the individuals and members of the groups listed below:

                                                                                      NUMBER OF
NAME                                                                                   SHARES
- -----------------------------------------------------------------------------------  -----------
Daniel J. Terra--Chairman and CEO..................................................          --
Richard D. Nordman--President and COO..............................................     200,000
John P. Jilek--Vice-President......................................................     100,000
Hermann Mueller--Vice-President....................................................      75,000
John P. O'Mahoney--Vice-President..................................................     100,000
All executive officers as a group (8 persons)......................................     590,000
All eligible employees who are not executive officers
 as a group (98 persons)...........................................................     759,300
All non-employee directors as a group (4 persons)..................................      80,000

    Proxies will be voted for or against approval of the proposed Amendment in accordance with the specification marked thereon, and will be voted in favor of approval if no specification is made. Approval requires a favorable vote of the holders of a majority of the shares of Common Stock present at the meeting in person or by proxy, assuming that a quorum is present. Abstentions will have the effect of a vote against approval and non-voted shares will have no effect (assuming that a quorum is present).

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE PROPOSED AMENDMENT TO THE 1992 NON-QUALIFIED STOCK OPTION PLAN.

          PROPOSAL TO APPROVE THE 1995 NON-QUALIFIED STOCK OPTION PLAN
                    FOR NON-EMPLOYEE DIRECTORS -- PROPOSAL 3

    The Board of Directors has adopted and recommends that stockholders approve the Company's 1995 Non-Qualified Stock Option Plan for Non-Employee Directors, a copy of which is attached to this proxy statement as Appendix A (the "Directors Plan"). The purpose of the Directors Plan is to benefit the Company by offering certain present and future directors who are not employees, officers, senior officers, or executive officers of the Company and its subsidiaries, a favorable opportunity to become holders of Common Stock over time, thereby giving them a stake in the growth and prosperity of the Company in order to enable them to represent the viewpoint of other stockholders of the Company more effectively and to encourage them to continue serving as directors of the Company.

    The Directors Plan provides that, subject to stockholder approval of the Directors Plan, each eligible director, upon his or her initial election by the stockholders to the Board of Directors, shall be automatically granted an option to purchase a total of 15,000 shares of Common Stock and, upon his or her next election, shall be automatically granted one additional option to purchase 15,000 shares of Common Stock. An aggregate of 300,000 shares is available for option grants under the Directors Plan. Such options are not intended to be treated as incentive stock options as defined in Section 422 of the Internal Revenue Code of

1986. Upon adoption of the Directors Plan, options covering a total of 120,000 shares of Common Stock were awarded to eligible directors, subject to stockholder approval of the Directors Plan. Subject to stockholder approval of the Directors Plan, the Board of Directors has amended the 1992 Non-Qualified Stock Option Plan (the "Plan") to delete the provisions of that Plan providing for grants of options to non-employee directors.

    Options granted under the Directors Plan have a term of ten years, subject to earlier expiration if the optionee's service as a director terminates, and no options under the Directors Plan may be granted after February 13, 2005. Options may not be transferred other than by will, by the laws of descent and distribution, or pursuant to a qualified domestic relations order. Options granted under the Directors Plan become exercisable one year after the date of grant. If an option expires or is terminated or canceled unexercised as to any shares, such unused shares may be optioned again. Shares subject to options may be made available from unissued or reacquired shares of Common Stock.

    The exercise price of options shall be the fair market value of the Common Stock on the date of grant. The exercise price is payable in cash or by a certified bank check payable to the order of the Company. In the event that shares of Common Stock are changed by a stock dividend, split or combination of shares, merger, consolidation, or reorganization of the Company with any other corporation or corporations in which holders of the Common Stock receive other securities, or any other relevant change in the capitalization of the Company, a proportionate or equitable adjustment will be made in the number or kind of shares subject to the Directors Plan and the exercise price.

    The Company may require an optionee to satisfy the tax withholding obligation by payment to the Company at the time of exercise of an amount equal to the amount of the withholding tax. Where the Company determines that it is necessary or desirable to list, register, or qualify the shares subject to an option on any securities exchange or under any state or federal law or to obtain consent or approval of any governmental regulatory body, the option may not be exercised unless such listing, registration, qualification, consent, or approval has been effected or obtained free of any conditions acceptable to the Company. The Company may also require an optionee to agree not to dispose of the shares acquired upon exercise of the option for a limited period.

    The Board of Directors may amend or discontinue the Directors Plan at any time, provided that no amendment or discontinuance may, without the consent of the optionee, change or impair any option previously granted, or without the approval of stockholders, materially increase the benefits accruing to participants under the Directors Plan, materially increase the number of shares which may be issued under the Directors Plan, or materially modify the requirements as to eligibility for participation in the Directors Plan. In any event, the Board of Directors may not amend provisions of the Directors Plan relating to the amount and price of securities to be issued under the Directors Plan, or the timing of such issuances, more than once every six months, other than to comply with relevant changes in the law.

    Under present Federal income tax laws and regulations, an optionee will not recognize any taxable income, and the Company will not be entitled to a deduction, upon the grant of a non-qualified stock option ("NQO"). Upon the exercise of an NQO the optionee will recognize ordinary income equal to the excess of the fair market value of the shares acquired over the option exercise price. The amount of such excess is generally determined by reference to the fair market value of the Common Stock on the date of exercise. An optionee's basis in the stock received will equal such stock's fair market value on the date of exercise. The Company will be entitled to a deduction equal to the compensation taxable to the optionee.

    Upon the sale of shares acquired pursuant to the exercise of an NQO, an optionee will recognize capital gain or loss equal to the difference between the selling price of the shares and the optionee's basis in the shares. Such capital gain or loss will be long-term gain or loss if the optionee has held the shares for more than one year. The Company will not be entitled to any deduction with respect to any capital gain recognized by the optionee.

    As of February 14, 1995, the Company had options outstanding (subject to stockholder approval of the Directors Plan) for an aggregate of 120,000 shares of Common Stock at an exercise price of $12.125 per share (the fair market value of the Common Stock on the date of the grant) pursuant to the Directors Plan. The following table sets forth certain information with respect to options outstanding under the Directors Plan:

                                                                                     NUMBER OF
NAME                                                                                  SHARES
- ----------------------------------------------------------------------------------  -----------
William P. Clark..................................................................      30,000
Arthur A. Hartman.................................................................      30,000
Leonard P. Judy...................................................................      30,000
Fred G. Steingraber...............................................................      30,000
All directors who are not executive officers
 as a group (4 persons)...........................................................     120,000

    Proxies will be voted for or against approval of the Directors Plan in accordance with the specification marked thereon, and will be voted in favor of approval if no specification is made. Approval requires a favorable vote of the holders of a majority of the shares of Common Stock present at the meeting in person or by proxy, assuming that a quorum is present. Abstentions will have the effect of a vote against approval and non-voted shares will have no effect (assuming that a quorum is present).

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE 1995 NON-QUALIFIED STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS.

                            EXPENSES OF SOLICITATION

    The costs and expenses of solicitation of proxies will be paid by the Company. In addition to the use of the mails, proxies may be solicited personally by telephone or telegram by directors, officers and other employees of the Company. No arrangements have been made or are presently contemplated for the assistance of any professional proxy solicitors. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of the Common Stock of the Company.

                                 OTHER MATTERS

    The Company expects to select the firm of Arthur Andersen LLP as its independent public accountants for the next fiscal year. The selection is normally based upon the Audit Committee's recommendation to the Board of Directors. Representatives of Arthur Andersen LLP are expected to be present at the stockholders' meeting to make a statement if they so desire and to be available to respond to appropriate questions.

    The management is not aware of any other matters to be presented for action at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the accompanying form of Proxy to vote the shares represented thereby in accordance with their best judgement.

STOCKHOLDER PROPOSALS

    Proposals of stockholders intended to be presented at the Company's 1996 annual meeting of stockholders must be received by the Company not later than November 21, 1995 for inclusion in the issuer's proxy statement and form of proxy relating to that meeting. Any such proposal must relate to a matter which is proper for consideration at such a meeting and not of the type which the Company is specifically permitted to omit by the regulations of the Securities and Exchange Commission.

                                                        WILLIAM S. RUSSELL
                                                       SECRETARY

                                                                      APPENDIX A

                           LAWTER INTERNATIONAL, INC.

                               1995 NON-QUALIFIED
                               STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS

    1. STATEMENT OF PURPOSE. The principal purpose of this Non-Qualified Stock Option Plan for Non-Employee Directors (the "Plan") is to benefit Lawter International, Inc. (the "Company") through offering its directors who are not employees, officers, senior officers or executive officers of the Company and its subsidiaries, a favorable opportunity to become holders of the Common Stock
- -- $1.00 par value of the Company ("Common Stock"), thereby giving them a stake in the growth and prosperity of the Company, in order to enable them to represent the viewpoint of other stockholders of the Company more effectively and to encourage them to continue serving as directors of the Company.

    2. ELIGIBILITY. Options shall be granted under this Plan only to members of the Board of Directors who are not employees, officers, senior officers or executive officers of the Company and its subsidiaries.

    3. GRANTING OF OPTIONS. Each director of the Company who is eligible to be granted an option under the Plan shall receive an automatic grant of options for 15,000 shares upon his or her initial election by the stockholders as a director of the Company and shall receive one additional automatic grant of options for 15,000 shares upon his or her next election as a director of the Company. Each of the incumbent directors in office on February 14, 1995, shall receive on that date, subject to stockholder approval of this Plan, a one-time grant of options for 30,000 shares. Each option shall entitle the holder thereof to purchase a total of one share of the Common Stock of the Company. The aggregate number of shares which shall be available for such options under this Plan shall be 300,000 shares. Such number of shares, and the number of shares subject to options outstanding under the Plan, shall be subject to adjustment as provided in Paragraph 9. No option shall be granted under the Plan subsequent to February 13, 2005. Options granted under the Plan are intended not to be treated as incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

    Notwithstanding any of the foregoing to the contrary, in the event an option expires unexercised as to any shares, such shares may again be optioned. Shares subject to options may be made available from unissued or reacquired shares of Common Stock.

    Nothing contained in the Plan or in any option granted pursuant thereto shall, in itself, confer upon any optionee any right to continue serving as a director of the Company or interfere in any way with any right of the Board of Directors or stockholders of the Company, pursuant to the Certificate of Incorporation or By-laws of the Company or applicable law, to remove such director.

    4. OPTION PRICE. Subject to adjustment under Paragraph 9, the option price shall be the fair market value of the Common Stock at the time the option is granted.

    5. DURATION OF OPTIONS, TIME OF EXERCISE. Subject to the provisions of Paragraph 7, each option shall be for a term of ten years and shall become exercisable one year after the date of its grant.

    6. EXERCISE OF OPTION. An option may be exercised by giving written notice to the Company, attention of the Chief Financial Officer, specifying the number of shares to be purchased, accompanied by the full purchase price for the shares to be purchased, either in cash or by certified bank check, payable to the order of the Company. The Company may provide loans for the purpose of financing the exercise of options and the payment of the expenses and taxes, if any, with respect thereto, subject to such terms and conditions as the Board of Directors shall determine.

    At the time of any exercise of any option, the Company may, if it shall determine it necessary or desirable for any reason, require the optionee (or his or her heirs, legatees or legal representative, as the case may be) as a condition upon the exercise thereof, to deliver to the Company, a written representation of present intention to purchase the shares for investment and not for distribution. In the event such representation is required to be delivered, an appropriate legend may be placed upon each certificate delivered to the optionee upon his or her exercise of part or all of the option and a stop-transfer order may be placed with the transfer agent. Each option shall also be subject to the requirement that, if at any time the Company determines, in its discretion, that the listing, registration or qualification of the shares subject to the option upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issue or purchase of shares thereunder, the option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

    At the time of the exercise of any option, the Company may require, as a condition of the exercise of such option, that the optionee pay the Company an amount equal to the amount of the tax, if any, the Company may be required to withhold as a result of the exercise of such option by the optionee.

    7. TERMINATION -- EXERCISE THEREAFTER. In the event an optionee ceases to be a director of the Company for any reason other than death or permanent disability, such optionee's rights to purchase shares pursuant to the option shall terminate immediately; provided that if, having ceased to be a director, such optionee immediately becomes an employee or consultant of the Company or a subsidiary of the Company, termination for purposes of this sentence shall be deemed to occur when such optionee ceases to be an employee or consultant.

    In the event of death or permanent disability (as that term is defined in Section 22(e)(3) of the Code, as now in effect or as it shall be subsequently amended), an option may be exercised by the optionee or, if he is not living, by his or her heirs, legatees, or legal representative, as the case may be, during its specified term prior to six months after the date of death or permanent disability, but only to the extent the option was exercisable at the date of death or permanent disability.

    8. NON-TRANSFERABILITY OF OPTION. During the lifetime of the optionee, options shall be exercisable only by the optionee and options shall not be assignable or transferable by the optionee other than by will or by the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by (a) the Code or (b) Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

    9. ADJUSTMENT. The number of shares subject to the Plan and to options granted under the Plan shall be adjusted as follows: (a) in the event that the Company's outstanding Common Stock is changed by any stock dividend, stock split or combination of shares, the number of shares subject to the Plan and to options granted thereunder shall be proportionately adjusted; (b) in the event of any merger, consolidation or reorganization of the Company with any other corporation or corporations, there shall be substituted on an equitable basis as determined by the Board of Directors, for each share of Common Stock then subject to the Plan, whether or not at the time subject to outstanding options, the number and kind of shares of stock or other securities to which the holders of Common Stock of the Company will be entitled pursuant to the transaction; and
(c) in the event of any other relevant change in the capitalization of the Company, the Board of Directors shall provide for an equitable adjustment in the number of shares of Common Stock then subject to the Plan, whether or not then subject to outstanding options. In the event of any such adjustment, the purchase price per share shall be proportionately adjusted.

    10. AMENDMENT OF PLAN. The Board of Directors may amend or discontinue the Plan at any time; provided, however:

        (a) that no amendment or discontinuance shall change or impair any options previously granted without the consent of the optionee;

        (b) that no amendment shall, without the affirmative vote of the holders of a majority of the shares of all classes of stock of the Company voting in person or by proxy, and entitled to vote at a duly held stockholders meeting, or without the written consent of the holders of a majority of the shares of all classes of stock entitled to vote, (i) materially increase the benefits accruing to participants under the Plan, (ii) materially increase the number of securities which may be issued under the Plan, or (iii) materially modify the requirements as to eligibility for participation in the Plan;

        (c) that the provisions of the Plan relating to the amount and price of securities to be issued under the Plan, or the timing of such issuances, shall not be amended more than once every six months, other than to comply with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

    11. EFFECTIVE DATE. This Plan has been adopted and authorized by the Board of Directors for submission to the stockholders of the Company. If this Plan is approved by the affirmative vote of the holders of a majority of the voting stock of the Company voting in person or by proxy at a duly held stockholders' meeting it shall be deemed to have become effective on February 14, 1995, the date of adoption by the Board of Directors. Options may be granted under this Plan prior, but subject, to the approval of this Plan by stockholders of the Company and, in each such case, the date of grant shall be determined without reference to the date of approval of this Plan by the stockholders of the Company. Notwithstanding any other provision of this Plan to the contrary, no option granted hereunder shall be exercisable prior to the date on which this Plan is approved by the stockholders as herein contemplated.

    12. HOLDING PERIOD. Anything contained in the Plan to the contrary notwithstanding, any disposition of an option otherwise permitted by the terms of the Plan, or of the Common Stock acquired upon exercise of an option, shall be subject to compliance with the requirements of paragraph (c)(1) of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, applicable to such disposition, and any date, period or procedure specified or referred to in the Plan with respect to any such disposition, shall be adjusted, if necessary, so as to give effect to this Section 12.

                                                                      APPENDIX B



                           LAWTER INTERNATIONAL, INC.

                                  AMENDMENT TO
                      1992 NON-QUALIFIED STOCK OPTION PLAN


          Pursuant to a Resolution duly adopted by the Board of Directors of Lawter International, Inc. (the "Company") on February 14, 1995, the Company's 1992 Non-Qualified Stock Option Plan (the "Plan") is hereby amended as follows, subject to approval of this amendment (the "Amendment") by the Company's stockholders.

     1. The first sentence of Section 6 of the Plan is hereby amended to read in its entirety as follows:

          "Any option granted under the Plan (including options granted prior to February 14, 1995) shall be exercisable in whole or in part only after the date of the latest of the following events: (a) one year after date of grant, or (b) upon the lapse of such additional period or periods of time as the Committee in its sole discretion may provide upon the granting thereof; provided that no such option may be exercisable after the expiration of ten years from the date on which such option was granted."

     2. The fourth sentence of Section 13 of the Plan is hereby amended to read in its entirety as follows:

          "The Board of Directors of the Company may amend or discontinue the Plan as it may deem proper and in the best interests of the Company, provided that no such amendment or discontinuance shall affect or impair options previously granted under the Plan without the consent of the optionee, and provided further that (i) the total number of shares which may be purchased under the Plan shall not be increased (except as provided in Section 11 hereof) and (ii) the option price specified in Section 5 hereof shall not be decreased (except as provided in Section 11 hereof); provided, however, that the Plan may not be amended more than once every six months, other than to comply with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder."

          This Amendment shall be deemed to have become effective on February 14, 1995 if it is approved by the affirmative vote of the holders of a majority of the voting stock of the Company voting in person or by proxy at a duly held stockholders' meeting.


                         Adopted by the Board of Directors of
                         the Company on February 14, 1995

PROXY                                                                     PROXY
                          LAWTER INTERNATIONAL, INC.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 24, 1995

  The undersigned appoints Daniel J. Terra, Richard D. Nordman and William P. Clark, or any of them, proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of Stockholders of Lawter International, Inc., to be held on April 24, 1995, at 10:00 a.m., Chicago time, and at any adjournments or postponements of the Annual Meeting, and to vote as specified in this Proxy all the Common Stock of the Company which the undersigned would be entitled to vote if personally present. This proxy when properly executed will be voted in accordance with your indicated directions. If no direction is made, this Proxy will be voted FOR the election of Directors and FOR proposals 2 and 3.

  The Board of Directors recommends a vote FOR the election of Directors and FOR proposals 2 and 3.

       YOUR VOTE IS IMPORTANT! PLEASE MARK, SIGN AND DATE THIS PROXY ON THE
         REVERSE SIDE AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.
                   (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

                          LAWTER INTERNATIONAL, INC.
  PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. ///

                                                                      FOR ALL
                                                     FOR   WITHHELD   EXCEPT
1. Election of Directors--                           / /     / /        / /
   NOMINEES:  W. Clark, A. Hartman, L. Judy,
   R. Nordman, F. Steingraber, D. Terra

_______________________________________
           NOMINEE EXCEPTION

                                                     FOR   AGAINST   ABSTAIN
2. Proposal to amend the 1992 Non-Qualified          / /     / /       / /
   Stock Option Plan.

                                                     FOR   AGAINST   ABSTAIN
3. Proposal to approve the 1995 Non-Qualified        / /     / /       / /
   Stock Option Plan For Non-Employee
   Directors.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the Proxy Statement.

Dated_____________, 1995

Signature(s)_______________________

___________________________________
Please sign exactly as your name appears. Joint owners should each sign personally. Where applicable, indicate your official position or representation capacity.